UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: September 29, 2015

Viggle Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212)  231-0092
(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed by the Company in a Form 8-K filed on June 12, 2015, Sillerman Investment Company IV, LLC., an affiliate of Robert F.X. Sillerman, our Executive Chairman and Chief Executive Officer of the Company, agreed to provide a Line of Credit to the Company of up to $10,000,000 (the “Line of Credit”). On September 29, 2015, the Company borrowed an additional $1,000,000 under the Line of Credit. The terms of the Line of Credit are set forth in such Form 8-K and are hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Viggle Inc. (the “Company”) has approved a separation agreement (the “Separation Agreement”), effective September 30, 2015 (the “Effective Date”), with Kevin Arrix, formerly the Company’s Chief Revenue Officer.  Following this separation, Mr. Arrix is no longer an officer of the Company.  The terms of the Separation Agreement provide that Mr. Arrix will provide certain transition services until December 31, 2015.  In exchange for his transition services, Mr. Arrix will be entitled to retain 15,500 restricted stock units that will vest on May 1, 2016.  He will forfeit the remainder of his restricted stock units.

A copy of the Separation Agreement between the Company and Mr. Arrix is attached hereto as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement dated as of September 30, 2015 between Viggle Inc. and Kevin Arrix

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGGLE INC.

Date: October 2, 2015	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President